UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2008

BROOKE CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 College Blvd., Ste. 250, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 323-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Brooke Credit Corporation, d/b/a Aleritas Capital Corp. (the “Borrower” or the “Company”), entered into a credit agreement with First State Bank, a banking corporation organized under the laws of the State of Nebraska (the “Bank”), as lead lender, along with a number of participating banks for the advancement of a term loan, under an agreement dated March 7, 2008 (the “Credit Agreement”).

On March 7, 2008, the Company entered into a secured term loan (the “Loan”) in the principal amount of $52,500,000 pursuant to the Credit Agreement. The Credit Agreement was initially advanced for $41,000,000 while the remainder of the facility is expected to be advanced by the end of March 2008. Pursuant to the Credit Agreement, the Company will make principal payments in the minimum amount of $875,000 per month over the course of the Loan with the remaining outstanding balance (including any accrued and unpaid interest) due February 28, 2013. Interest on the Loan will accrue at the rate equal to the greater of: (a) 7.25%; or (b) the sum of the prime rate as published in the Wall Street Journal and 1.75% per annum.

The Credit Agreement contains several affirmative financial covenants.

The Company and its consolidated subsidiaries must maintain a Tangible Net Worth (as defined in the Credit Agreement): (i) during the first two calendar quarters of 2008, equal to at least $97,500,000; and (ii) at all times thereafter, equal to at least $100,000,000. The Company must also maintain, at all times, stockholders’ equity determined in accordance with generally accepted account principles equal to at least $110,000,000. The Credit Agreement requires that the Company maintain Net Loans (as defined in the Credit Agreement) in an amount not less than the lesser of: (a) the outstanding balance of the Loan, and (b) Twenty Million Dollars ($20,000,000).

The Credit Agreement contains representation and warranties, additional affirmative and negative covenants, and events of default customary for loans of this type. The Loan is subject to acceleration upon an event of default.

This description of the Credit Agreement is qualified by reference to the full text of the Credit Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

The Parties entered into a Security Agreement and a Pledge Agreement, attached hereto as Exhibits 10.2 and 10.3 respectively, and incorporated herein in their entirety by reference, which gave the Bank the Borrower’s rights to receive any payments from a majority of the Borrower’s subsidiaries, and further assigned to the Bank the Borrower’s membership interest in two of the Borrower’s subsidiaries.

The funds of this Agreement were used, in part, to repurchase certain notes from Falcon Mezzanine Partners II, LP, FMP II Co-Investment, LLC, and JZ Equity Partners PLC pursuant to a repurchase agreement filed on Form 8-K, as amended by Form 8-KA, on April 14 and 15, 2008, respectively.

Item 5.02	Departure of Directors

(b) March 11, 2008, Keith Bouchey resigned from the board of directors of the Company, effective immediately.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Credit Agreement dated March 7, 2008

Exhibit 10.2 Pledge Agreement dated March 7, 2008

Exhibit 10.3 Security Agreement dated March 7, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 03/13/2008

BROOKE CREDIT CORPORATION

/s/ Gary T. Eastman
Gary T. Eastman
General Counsel and Corporate Secretary

Exhibits

10.1	Credit Agreement dated March 7, 2008.
10.2	Pledge Agreement dated March 7, 2008.
10.3	Security Agreement dated March 7, 2008.